UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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First Oakbrook Bancshares, Inc.

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SEC 1913 (3-99)

FIRST OAK BROOK BANCSHARES, INC.

1400 Sixteenth Street

Oak Brook, Illinois 60523

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2003

April 1, 2003

To the Shareholders of First Oak Brook Bancshares, Inc:

You are cordially invited to attend the Annual Meeting of the Shareholders of First Oak Brook Bancshares, Inc. to be held in the Conference Center located in the Lower Level of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60523, on Tuesday, May 6, 2003 at 10:00 A.M. (the “Annual Meeting”) for the purpose of considering and acting on the following:

(1)	Election of three (3) Class I directors;

(2)	Ratification of the appointment of KPMG LLP as independent auditors for the Company; and

(3)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 21, 2003 will be entitled to notice of and to vote at the Annual Meeting.

All persons who find it convenient to do so are invited to attend the Annual Meeting in person. However, regardless of whether or not you attend the meeting, it is important that your shares are represented and voted. Therefore, please sign and return the enclosed Proxy promptly. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

By Order of the Board of Directors

William E. Navolio

Secretary

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of First Oak Brook Bancshares, Inc. (the “Company”) of proxies for use at the 2003 Annual Meeting of Shareholders to be held Tuesday, May 6, 2003 (the “Annual Meeting”) and at any adjournment thereof. The Company will bear all costs in connection with this solicitation. It is intended that proxies in the accompanying form, when returned properly executed, will be voted at the Meeting. If a choice on any matter has been specified by the shareholder, the shares will be voted accordingly. If no choices are specified, the shares will be voted FOR the item in question. Proxies may be revoked by notice to the Company in writing or in the open meeting at any time before they are exercised.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting who will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares, or “broker non-votes”, will be considered as present for quorum purposes, but not entitled to vote with respect to that matter.

Shareholders of record at the close of business on March 21, 2003 will be entitled to vote. On that date, there were 6,366,262 outstanding shares of Common Stock.

This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 1, 2003.

ELECTION OF DIRECTORS

In accordance with the By-Laws of the Company, the Board of Directors has fixed the number of directors of the Company at nine, with three directors to be elected at the Annual Meeting. The current Board of Directors consists of three separate classes of three directors. Class I directors include John W. Ballantine, Frank M. Paris and Charles J. Gries, each of whom has been nominated for election to a three-year term at the Annual Meeting. All of the nominees are currently directors of the Company. Class II directors include Stuart I. Greenbaum, Richard M. Rieser, Jr. and Michael Stein, each of whom is serving a term that expires at the 2004 Annual Meeting of Shareholders. Class III directors include Miriam Lutwak Fitzgerald, Eugene P. Heytow and Geoffrey R. Stone, each of whom is serving a term that expires at the 2005 Annual Meeting of Shareholders.

Unless directed otherwise, the persons named as proxies intend to vote for the election of John W. Ballantine, Frank M. Paris and Charles J. Gries as directors to serve three-year terms as Class I directors, each to hold office until the 2006 Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier death, removal or resignation. Each of the nominees have consented to serve as director if elected.

Mr. Paris has served the Company as a director and executive officer since its inception in 1983; Mr. Ballantine and Mr. Gries have served as directors since 1999 and 2002, respectively.

An affirmative vote of the holders of a plurality of the shares of Common Stock, present and eligible to vote at the Annual Meeting, will be required for a nominee to be elected as a director. Abstentions and shares for which authority to vote is not given will have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting.

INFORMATION CONCERNING SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information concerning the beneficial ownership of the Company’s Common Stock, as of March 21, 2003, by: (1) each person known to the Company to be the beneficial owner of more than 5% of its Common Stock; (2) each Company director and those Company officers that have been determined to be executive officers under applicable U.S. Securities and Exchange Commission rules; and (3) all directors and executive officers of the Company as a group. The address of all such persons unless otherwise stated is c/o the Company, 1400 Sixteenth Street, Oak Brook, Illinois 60523.

Security Ownership of Management(1)

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Acquirable Within 60 Days(3)	Percent of Class(4)
Common	Eugene P. Heytow	12,170	(5)	108,100	1.8%
	Richard M. Rieser, Jr.	340,806	(6)	94,050	6.4%
	Frank M. Paris	372,074		38,000	6.1%
	Miriam Lutwak Fitzgerald	617,246	(7)	8,500	9.2%
	Geoffrey R. Stone	3,000		5,500	*
	Michael L. Stein	1,500		4,500	*
	Stuart I. Greenbaum	0	(8)	4,500	*
	John W. Ballantine	2,000		2,000	*
	Charles J. Gries	1,894		0	*
	George C. Clam	21,519	(9)	18,660	*
	Rosemarie Bouman	13,101	(10)	24,460	*
	William E. Navolio	20,424	(11)	0	*
	Brian C. England	3,677		14,400	*
	Jill D. Wachholz	60		2,760	*
	All Directors and Executive Officers as a Group (14 Persons)	1,409,471		325,430	25.6%

*Denotes	less than 1% ownership.

Security Ownership of Certain Beneficial Owners(1)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(4)
Common	Mitzi Heytow c/o Oak Brook Bank 1400 Sixteenth Street Oak Brook, Illinois 60523	679,548	10.03%

Common	Banc Fund IV L.P., Banc Fund V L.P., and Banc Fund VI L.P. 208 S. LaSalle Street Chicago, Illinois 60604	426,090(12)	6.29%

FOOTNOTES

(1)	Shares of stock deemed beneficially owned at March 21, 2003.

(2)	The nature of beneficial ownership for shares shown in an individual’s name is sole voting and investment power unless otherwise indicated.

(3)	Reflects the number of shares that could be purchased by exercise of options available as of March 21, 2003 or within 60 days thereafter under the Company’s 2001 Stock Incentive Plan.

(4)	The percentage of Common Stock ownership was calculated with an outstanding share amount of 6,774,493 which included 408,231 shares which could be acquired within 60 days under exercisable options.

(5)	Excludes 679,548 shares of Common Stock held solely by or in Trust for the benefit of Mitzi Heytow, Mr. Heytow’s spouse, in and over which he disclaims beneficial interest, voting and investment power.

(6)	Excludes 22,952 shares of Common Stock held solely by Mr. Rieser’s spouse in and over which he disclaims beneficial interest, voting and investment power. Excludes 7,200 shares of Common Stock held by an irrevocable trust of which Mr. Rieser is the co-trustee for the benefit of his son in which he disclaims any present beneficial interest but over which he has shared voting and investment power. Excludes 8,718 shares of Common Stock held by Mr. Rieser’s mother’s testamentary trust in and over which he disclaims any present beneficial interest but over which he has shared voting and investment power.

(7)	Excludes 20,400 shares of Common Stock held by Dr. Fitzgerald as custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power. Includes 616,638 shares of Common Stock of which 307,814 are held by an irrevocable insurance trust and 308,824 are held by a revocable trust. Dr. Fitzgerald is the trustee for the benefit of her minor children for both trusts and retains a present beneficial interest, voting and investment power with respect to both trusts.

(8)	Excludes 500 shares of Common Stock held solely by Mr. Greenbaum’s spouse in and over which he disclaims beneficial interest, voting and investment power.

(9)	Excludes 7,000 shares of Common Stock held in trust solely for the benefit of Mr. Clam’s spouse in and over which he disclaims beneficial interest, voting and investment power.

(10)	Excludes 50 shares of Common Stock held by Ms. Bouman as custodian for the benefit of her minor daughter in which she disclaims beneficial interest but over which she exercises voting and investment power.

(11)	Excludes 240 shares of Common Stock held by Mr. Navolio’s spouse in and over which he disclaims beneficial interest, voting and investment power.

(12)	Beneficial ownership information derived from the most recent Schedule 13G/A filed by Beneficial Owner with the Securities and Exchange Commission.

BOARD OF DIRECTORS

MEETINGS, COMMITTEES, FUNCTIONS, MEMBERSHIP AND COMPENSATION

The following describes the Board of Directors’ meetings, committees, functions, membership and compensation for the year ending December 31, 2002. In anticipation of new corporate governance rules, at its January 28, 2003 meeting (the “January 2003 Meeting”), the Board adopted new corporate policies and procedures that, among other things, changed (i) the number of standing committees of the Board; (ii) the composition of each Board committee; (iii) the responsibilities and functions of certain Board committees; and (iv) the compensation to be paid to the Board’s committee members (the “2003 Board Changes”). The 2003 Board Changes are further described in the Corporate Governance section in this Proxy Statement.

The Board of Directors met five (5) times during 2002. The Company had the following Board committees: Executive, Audit, Compensation, Stock Option Advisory and Community Reinvestment Act Committees. During 2002, all directors attended in person or telephonically 75% of the aggregate number of the Board and applicable committee meetings, except Mr. Heytow, who attended seven of ten meetings.

The Executive Committee met four (4) times during 2002 in conjunction with the quarterly Board meetings and was comprised of directors Heytow, Paris and Rieser. The Executive Committee of the Company had the power to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company other than a power specifically prohibited by Delaware Law. The Executive Committee also performed functions similar to a nominating committee in that it nominated directors and officers.

The Audit Committee met five (5) times during 2002 and was comprised for the full year of independent directors Ballantine, Fitzgerald, Greenbaum, Stein and Stone. Director Gries was added as a member in July of 2002. The Audit Committee members were “independent” directors as such term is defined in the National Association of Securities Dealers, Inc. (“NASD”) NASDAQ stock market listing standards. The Audit Committee’s functions included reviewing reports and recommendations of the Company’s internal Audit Department and independent external auditors and reviewing and monitoring the internal controls of the subsidiary bank.

The Compensation Committee met once during 2002 and was comprised of director Heytow and independent directors Fitzgerald, Greenbaum and Stein. The Compensation Committee’s primary function was to approve the Company’s Chief Executive Officer’s and other senior executive officers’ compensation and benefits. The Committee’s other functions included reviewing and approving compensation and benefits for officers of the Company and its subsidiary earning over $75,000 and the Company-wide percentage compensation increase for all employees.

The Stock Option Advisory Committee, which met as needed, convened twice in 2002 and was comprised of independent directors Fitzgerald, Greenbaum, Stein and Stone. This Committee’s primary function was to administer the Company’s 2001 Stock Incentive Plan, the Company’s Annual Performance Bonus Plan and other compensation and bonus issues requiring a Committee consisting solely of independent directors.

The Community Reinvestment Act (“CRA”) Committee which met in conjunction with the Company-wide Regulatory Management Committee, and convened eight (8) times during 2002. It was comprised of directors Paris and Rieser and non-director, executive officer members Clam and Navolio. This committee’s primary function was to monitor and direct the CRA efforts of the subsidiary bank.

During 2002, the Company paid a $10,000 annual retainer to its directors in quarterly payments of $2,500. The directors also received $2,500 for each Company Board meeting attended; and $500 for each Executive, Audit, Compensation and Stock Option Advisory Committee meeting attended. The Company directors are all also directors of the Company’s bank subsidiary, Oak Brook Bank (“OBB”). As OBB directors, each Company director also received $1,000 for each quarterly OBB Board of Directors meeting attended and $200 for each Trust and $500 for each Audit Committee meeting attended.

Pursuant to the Company’s Directors Stock Plan, up to 25,000 shares of Common Stock may be issued to the Company’s non-employee directors who elect to receive their fees in shares of Common Stock. Unless the director has elected to defer receipt, shares are issued quarterly based on the amount of retainer and fees earned during the quarter and the closing price for the Common Stock as reported on the Nasdaq Market System as of the last day of the preceding quarter. Deferred shares, together with dividend equivalents, are paid at the date specified by the director or upon cessation of service as a director.

During 2002, each newly-elected, non-employee director also received an option to purchase 1,000 shares of Common Stock at the time initially elected as director under the formula option provisions of the Company’s 2001 Stock Incentive Plan. In addition, at the Annual Meeting of Shareholders, each non-employee director who continued as a non-employee director received an option to purchase 500 shares of Common Stock under the formula option provisions.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance practices are essential to effective management of the Company and its bank subsidiary and to the protection of its investors and employees. The Board of Directors have reviewed the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”), the related and proposed rules of the U.S. Securities and Exchange Commission (“SEC”) and the proposed NASD listing standards regarding corporate governance policies and procedure. The Board believes that its corporate governance policies, including those policies recently adopted at its January 28, 2003 meeting (the “January 2003 Meeting”), are responsive to the current requirements under the Sarbanes Act and the rules proposed by the SEC and NASD. Not all provisions of the Sarbanes Act and the rules are in force at this time. Many of the provisions will take effect only after the SEC and NASD have adopted final rules implementing the new requirements and clarifying their scope and application. The Board of Directors intends to modify, to the extent deemed necessary, its corporate governance policies and procedures as final rules become effective.

At its January 2003 Meeting, the Board approved resolutions adopting formal corporate governance policies and procedures for the Company and its subsidiary bank. These actions included (i) eliminating the Compensation, Stock Option Advisory and Community Reinvestment Act Committees (the Company’s CRA activity will continue to be monitored primarily at the bank subsidiary board level); (ii) creating an Independent Directors Committee; (iii) changing the membership and responsibilities of the Board’s committees; (iv) adding Chairman and Vice Chairman positions to certain committees and increasing committee meeting fees paid to Committee members; and (v) adopting a new Audit Committee charter. The following describes some, but not all, of the 2003 Board Changes that were approved by the Board of Directors at its January 2003 Meeting. A copy of the Company’s current corporate governance policies can be found on the Company’s website at www.firstoakbrook.com. All changes described below and in the Company’s website under “Corporate Governance” became effective after the January 2003 Meeting.

Independent Directors Committee:

The Board of Directors established an Independent Directors Committee. The Committee is comprised of directors Ballantine, Fitzgerald, Greenbaum, Gries, Stein and Stone, each of whom the Board believes qualifies as “independent” under the NASD’s proposed changes to its listing standards. Director Stein serves as its Chairman. The Independent Directors Committee’s functions will include (1) establishing and maintaining corporate governance policies and Codes of Conduct consistent with applicable Federal and state laws and high ethical standards; (2) evaluating and nominating Company directors; (3) evaluating and setting the compensation and benefits, including stock options, performance and incentive pay of the Company’s CEO and other key executive officers. As a result, this Committee will assume all the functions of the prior Compensation and Stock Option Advisory Committees, which Committees were eliminated as of the January 2003 Meeting. It is anticipated that the Independent Directors Committee will meet as necessary to properly carry out its functions.

Audit Committee:

The Audit Committee is comprised of directors Ballantine, Gries, Greenbaum and Stone, each of whom the Board believes qualifies as “independent” directors as defined under NASD proposed listing standards. Mr. Gries serves as Chairman and has been designated as the Committee’s “financial expert”. At the January 2003 Meeting, the Board of Directors adopted a new Audit Committee charter (the “Charter”), a copy of which is attached as Appendix A to this Proxy Statement and can also be found on the Company’s website at www.firstoakbrook.com.

Executive Committee:

The Executive Committee is comprised of directors Heytow, Rieser, Paris and the Chairman of the Independent Directors Committee, Mr. Stein and the Chairman of the Audit Committee, Mr. Gries. Director Heytow serves as its Chairman. The Executive Committee is to meet as necessary and to exercise the same powers as the prior Executive Committee. Typically, this Committee will convene between regular quarterly Board meetings when it is inconvenient or impractical to call a Board meeting.

Compensation:

In recognition of the increased duties and responsibilities resulting from its corporate governance changes, at the January 2003 Meeting, the Board of Directors approved a revised compensation program for the Board Committee members as set forth in Appendix B attached to this Proxy Statement. In addition, the Board of Directors increased the number of shares underlying the option granted to a newly-elected, non-employee director to 2,000 and the number of shares underlying the annual option grant to each non-employee director who continues as such at each Annual Meeting of Shareholders to 1,000 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the current directors and executive officers of the Company. Directors Heytow, Rieser and Paris have served the Company as directors and executive officers since its inception in 1983. All other directors have served in such capacity from the years indicated in the following table. Directors Ballantine, Paris and Gries are standing for re-election. With the exception of Mr. England and Ms. Wachholz, each executive officer has been with the Company since its inception in 1983. Mr. England has been an officer with the bank subsidiary of the Company since 1994 and was appointed as Vice President and Chief Marketing Officer of the Company in 2001. Ms. Wachholz has been an officer with the bank subsidiary of the Company since 1998 and was appointed as Chief Accounting Officer of the Company in 2003. Officer appointments are made annually.

Name and Age Position with Company	Education, Principal Occupation During Last Five Years, Certain Other Directorships

Directors and Officers

Eugene P. Heytow, 68 Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee

Harvard College, B.A. and University of Chicago Law School, J.D.

Oak Brook Bank*: Chairman of the Executive Committee. Amalgamated Investments Company, Chicago (holding company of Amalgamated Bank of Chicago)**:

Chairman of the Board.

Amalgamated Bank of Chicago**: Chairman of the Board. AmalgaTrust Company, Inc., Chicago (a wholly owned subsidiary of Amalgamated Bank of Chicago)**:

Chairman of the Board.

Name and Age Position with Company	Education, Principal Occupation During Last Five Years, Certain Other Directorships

Richard M. Rieser, Jr., 59 President and Director

Brown University, B.A. and University of Chicago Law School, J.D.

Oak Brook Bank*: Chairman of the Board, Chief Executive Officer and President. Family relationship: Mr. Rieser is married to Mr. Heytow’s niece.

Frank M. Paris, 65 Vice Chairman of the Board	Northwestern University, B.S. Oak Brook Bank*: Vice Chairman of the Board.

Miriam Lutwak Fitzgerald, 45 Director (1988-Present)	Northwestern University, B.A. and Chicago Medical School, M.D. Mimi S. Lutwak M.D.S.C.: President. Oak Brook Bank*: Director. Amalgamated Bank of Chicago**: Director.

Geoffrey R. Stone, 56 Director (1992-Present)

Wharton School of Finance and Commerce, University of Pennsylvania, B.S. and University of Chicago Law School, J.D.

The University of Chicago: Harry Kalven Distinguished Professor of Law; formerly Provost, 1993 to 2001.

Oak Brook Bank*: Director.

Michael L. Stein, 62 Director (1998-Present)	Brown University, B.A. and University of Chicago Law School, J.D. Brownson, Rehmus & Foxworth, Inc., Chicago, (Financial counseling): Director and Executive Vice President. Oak Brook Bank*: Director.

Stuart I. Greenbaum, 66 Director (1998-Present)

New York University, B.S. and The Johns Hopkins University, Ph.D., Economics

John M. Olin School of Business, Washington University: Dean.

Reinsurance Group of America: Director.

Noble International, Ltd.: Director.

Oak Brook Bank*: Director.

John W. Ballantine, 57 Director (1999-Present)

Washington & Lee University, B.A. and

University of Michigan, M.B.A.

Private Investor: 1998-Present.

First Chicago NBD Corporation: Executive Vice President

and Chief Risk Management Officer, 1996-1998.

Scudder Funds: Director/Trustee.

Tokheim Corporation: Director.

Enron Corporation: Director, May 2002-Present

Oak Brook Bank*: Director.

Charles J. Gries, 57 Director (2002-Present)	DePaul University, B.S.C.,CPA Charles J. Gries & Company LLP (Certified Public Accountants): Partner. Oak Brook Bank*: Director.

Name and Age Position with Company	Education, Principal Occupation During Last Five Years, Certain Other Directorships

Other Executive Officers

Rosemarie Bouman, 46 Vice President, Chief Financial Officer and Treasurer	Indiana University, B.S., C.P.A. Oak Brook Bank*: Senior Executive Vice President, Chief Financial Officer and Treasurer.

George C. Clam, 53 Vice President and Chief Banking Officer	Ripon College, B.A. and Northwestern University, M.B.A. Oak Brook Bank*: Director, Vice Chairman of the Board.

Brian C. England, 40 Vice President and Chief Marketing Officer	Southern Illinois University, B.S. Oak Brook Bank*: Senior Executive Vice President.

William E. Navolio, 53 Vice President, General Counsel and Secretary	University of Notre Dame, B.A. and Georgetown University, J.D. Oak Brook Bank*: Executive Vice President, Chief Legal Officer, Secretary and Compliance Officer.

Jill D. Wachholz, 35 Chief Accounting Officer	Luther College, B.A., C.P.A. Oak Brook Bank*: Vice President, Chief Accounting Officer and Controller.

*	Subsidiary of the Company
**	Affiliate of the Company

TRANSACTIONS WITH RELATED PERSONS

During 2002, directors and executive officers of the Company and their associates were customers of and had transactions with the Company’s subsidiary bank. All such transactions were in the ordinary course of business.

The subsidiary bank has made loans to certain of the directors and executive officers of the Company. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement from any third party incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; provided, that the Company may specifically incorporate this report by reference. Any general statement by any third party incorporating this report by reference shall not otherwise be deemed filed under such Acts.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process as set forth in its Charter. The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements related thereto. The independent external auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received a disclosure letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Finally, the Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor’s independence and has discussed with the independent auditors its independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors on March 19, 2003.

Charles J. Gries, Chairman

John W. Ballantine, Member

Stuart I. Greenbaum, Member

Geoffrey R. Stone, Member

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

Mr. Heytow, the Company’s Chief Executive Officer, was a member of the Company’s Compensation Committee until it was eliminated and replaced by the Independent Directors Committee in January 2003. During 2002, Mr. Heytow participated in the deliberations with regard to the compensation of the other named executive officers, but did not participate in the Committee’s deliberations with respect to his own compensation.

Messrs. Heytow, Greenbaum and Stein and Dr. Fitzgerald each served on the Compensation Committee of the Board of Directors of the Company until it was eliminated and replaced by the Independent Directors Committee in January 2003. Each of these individuals engaged in certain transactions as clients of the subsidiary bank, in the ordinary course of the bank’s business, during the last year, all such transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectablility or presented any other unfavorable features.

REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION

ADVISORY COMMITTEE ON EXECUTIVE COMPENSATION

AND OTHER COMPENSATION MATTERS

The following report of the Compensation Committee and Stock Option Advisory Committee and the Performance Graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report or the Performance Graph by reference therein.

The Stock Option Advisory Committee’s (the “Advisory Committee”) primary function was to administer the 2001 Stock Incentive Plan, the Annual Performance Bonus Plan (the “Performance Plan”) and other compensation and bonus matters requiring a committee consisting solely of independent directors.

The Compensation Committee reviewed and approved (a) compensation and benefits for employees of the Company and its subsidiary earning $75,000 or more, and (b) the company-wide percentage compensation increase for all employees. The Compensation Committee also set compensation and benefits for Messrs. Heytow, Rieser and Paris.

The Compensation Committee and Stock Option Advisory Committee have furnished the following reports on compensation:

SALARIES:

In determining salaries, the Compensation Committee reviewed information provided by the Company’s management and considered a wide variety of factors. With respect to overall compensation and benefits, these included cost of living changes, competitive pay scales and Company performance. With respect to individual salaries, the factors included the level and complexity of the position, education and special training necessary or helpful to the position, promotions and growth in responsibility, relative pay within the Company, competitive pay (as determined by independent compensation surveys targeting national and local peer groups of financial institutions), cost of living changes, and individual, departmental and Company performance.

With regard to the Company’s Chief Executive Officer, Mr. Heytow’s salary and benefits were determined by the Compensation Committee based upon the aforementioned considerations. In addition, his compensation was also in keeping with the Company’s policy of compensating senior executive officers based on the safety and soundness of the Company and subsidiary bank and medium- and long-term growth and profitability. The Compensation Committee (with Mr. Heytow not participating in the decision) approved salary and benefits for Mr. Heytow for 2002 as set forth in the Compensation Table.

With regard to the Company’s President, Mr. Rieser’s salary and benefits were also set by the Compensation Committee based upon the aforementioned considerations. His compensation was also based upon the Compensation Committee’s determination of the importance of Mr. Rieser’s involvement in the day-to-day management and leadership of the Company, as evidenced by the Company’s overall safety and soundness and its medium- and long-term growth and profitability. The Compensation Committee approved salary and benefits for Mr. Rieser for 2002 as set forth in the Compensation Table.

BONUSES:

Senior Executive Group:

The Performance Plan provided additional incentive to Messrs. Heytow and Rieser. The Performance Plan provided for a determination of a maximum bonus amount which is established annually for each participating executive officer pursuant to a predetermined objective formula. Under the predetermined formula, the maximum bonus payment for the year was a pro rata portion of a bonus pool which was expressed as a product equal to the numerical value of the Company’s net income for the year multiplied by a pre-established factor (the “multiplier”) set by the Advisory Committee for such year (the “Bonus Pool”). For purposes of the formula: (a) “net income” was defined as net income before income taxes, as adjusted by objective criteria selected by the Advisory Committee, including but not limited to, acquisition-related charges, litigation, claims, judgments, or settlements; changes in accounting principles or other such laws or provisions; and extraordinary non-recurring items; and (b) the individual’s pro rata portion was determined based on the individual’s annual base salary as of March 1 of the year as compared to the March 1 annual base salaries of all individuals participating in the Performance Plan for that year. Pursuant to the Performance Plan, the maximum bonus that could be earned by a participating executive officer was the lesser of his pro rata portion of the Bonus Pool (as determined above) or three times such individual’s annual base salary as of March 1.

Under the Performance Plan, the Advisory Committee had the discretion to reduce (but not increase) an individual’s actual bonus payments from the pro rata portion of the Bonus Pool that would otherwise be payable under the above formula. The Performance Plan currently does not prescribe specific factors for the Advisory Committee to consider in determining whether to exercise such negative discretion.

The Advisory Committee will certify in writing the bonus achieved and compute the amount of any bonuses earned promptly after the close of the calendar year; provided that the Advisory Committee may, based upon performance through November 30 of the year, authorize the advance payment on or before December 31 of such year of a substantial portion of the bonus expected to be earned for the year, in which case such payments shall reduce the amount of the bonus payable following the final certification by the Advisory Committee.

For the year ending December 31, 2002, the Performance Plan provided for a Bonus Pool totalling $1,528,000 based on the multiplier and the Company’s net income. At its January 2003 Meeting, the Advisory Committee approved bonuses of $176,600 for Mr. Heytow and $258,400 for Mr. Rieser (collectively, the “2002 Bonuses”). The maximum bonuses in 2002 that could have been awarded to Messrs. Heytow and Rieser under the Performance Plan was $620,000 and $908,000; respectively. The 2002 Bonuses represented approximately 28% of the maximum bonuses allowed under the Performance Plan in 2002. In determining the 2002 Bonuses, the Advisory Committee reviewed a number of other performance measures including earnings per share growth, return on assets (ROA), return on equity (ROE), non-performing assets, market price growth and market price of the Company’s stock relative to its book value. While five of the six performance factors qualified for bonus consideration, the Advisory Committee only considered the two stock price performance factors in ultimately approving the 2002 Bonuses for Messrs. Heytow and Rieser.

Executive Group:

In 2002, the Executive Group consisted of executive officers Rosemarie Bouman, George C. Clam, Brian C. England, William E. Navolio and Frank M. Paris. These executive officers may earn discretionary bonuses based on a modified version of the factors applicable to the senior executive officer bonus determination. The executive officers could have received a maximum bonus of one times the executive officer’s annual salary. Executive Officers’ bonuses approved for 2002 are set forth in the Compensation Table.

In addition to the objective formula described above, the Advisory Committee may award a subjective, discretionary bonus to both the Senior Executive Group and Executive Group that relates most closely to extra performance or results as compared to established goals, departmental business plans and budgets, short- and medium- term Company growth and profitability and successful business development efforts. No subjective, discretionary bonuses were awarded for 2002.

Department Heads and Managers:

A formulaic approach was used to determine the discretionary bonuses for the individuals who serve as heads and managers of departments. The formula used a “Scorecard” which allows bonuses to be tied more objectively to performance. The formula gives a relative percentage weighting to the categories of individual performance, departmental performance and bank performance. Bonuses are limited to a maximum percentage of base annual salary as recommended by management and approved by the Compensation Committee.

Marketing Officers:

Marketing officers, primarily in the Commercial & Institutional Banking and Investment Management and Trust Departments, have the opportunity to earn incentive pay. Incentive pay programs use a specific formula which is tied most closely to demand deposit funds and certain types of other business brought to the bank by commercial and institutional bankers and new trust fees brought to the Investment Management and Trust Department by trust marketing officers.

Mortgage Originators and Processors:

Within the Residential Mortgage Lending Department, the mortgage originators and processors handle the origination of and the tracking, processing and closing of mortgages, respectively. The originators receive virtually all their compensation and the processors receive bonuses that are based on formulas tied to volume.

Discretionary Bonuses:

All other officers, including the groups as set forth above, may receive discretionary bonuses for any given year subject to the bonus limitations as described above. Generally these discretionary bonuses are tied to extraordinary efforts and/or results and are largely based upon individual performance.

STOCK OPTIONS:

The Stock Option Advisory Committee also reviewed and approved stock options for certain officers. Messrs. Heytow and Rieser were each granted 15,000 stock options in January 2002. Certain members of the Executive Group, Department Heads, Department Managers, Marketing Officers and other officers of Oak Brook Bank earning over $75,000 per year were also approved for stock options in January 2002.

SECTION 162(m):

Section 162(m) of the Internal Revenue Code limits to $1 million the Company’s allowable Federal income tax deduction for compensation paid for a calendar year to each of its Chief Executive Officer and four other most highly compensated executive officers. The allowable deduction for certain “performance-based” and other compensation is not, however, subject to the $1 million limitation. Based upon regulations, compensation attributable to the Company’s current stock option plan and Performance Plan should be exempt from the deduction limitation as “performance-based.” In 2002, the Compensation Committee did not make any changes in its policies relating to the other cash compensation paid to the executive officers in response to the $1 million deduction limitations because salary and discretionary bonuses which have been or can be expected to be paid to the Company’s executive officers do not approach such level. Notwithstanding the above, in the future, the newly appointed Independent Directors Committee may determine after consideration of applicable circumstances that it would be in the best interests of the Company to pay compensation in an amount or manner that does not satisfy such rules governing deductibility.

INDEPENDENT DIRECTORS COMMITTEE:

Effective at its January 28, 2003 meeting, the Board of Directors have consolidated the duties of the Compensation and Stock Option Advisory Committees within its newly-appointed Independent Directors Committee.

Submitted by the Compensation and Stock Option Advisory Committees of the Company’s Board of Directors on January 21, 2003.

COMPENSATION COMMITTEE	STOCK OPTION ADVISORY COMMITTEE

Eugene P. Heytow, Chairman Dr. Miriam Lutwak Fitzgerald, Member Stuart I. Greenbaum, Member Michael L. Stein, Member	Dr. Miriam Lutwak Fitzgerald, Chairman Geoffrey R. Stone, Member Stuart I. Greenbaum, Member Michael L. Stein, Member

SUMMARY COMPENSATION TABLE

The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company’s Chief Executive Officer and its four other most highly compensated executive officers during 2002:

	Annual Compensation					Long Term Compensation	All Other Compensation ($) (4)
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(2)		Other Annual Compensation (3)	Option Awards (#)

Eugene P. Heytow	2002	318,867	176,600		—	15,000	105,141
Chief Executive Officer	2001	312,000	438,000		—	12,000	95,414
	2000	284,400	145,926		—	3,600	110,572

Richard M. Rieser, Jr.	2002	463,333	258,400		—	15,000	118,769
President	2001	425,600	621,000		—	12,000	103,981
	2000	396,532	204,296		—	3,600	123,119

Rosemarie Bouman	2002	172,746	51,500	(5)	—	5,000	15,504
Vice President,	2001	159,128	121,100	(5)	—	—	17,046
Chief Financial Officer	2000	146,240	39,798	(5)	—	1,600	16,673
and Treasurer

William E. Navolio	2002	168,333	65,000	(5)	—	5,000	15,955
Vice President, General	2001	157,899	105,000	(5)	—	—	18,199
Counsel and Secretary	2000	146,240	39,798	(5)	—	1,600	17,797

Brian C. England	2002	162,663	48,600	(5)	—	8,607	12,813
Vice President	2001	146,937	112,500	(5)	—	6,000	13,152
	2000	127,368	24,700	(5)	—	1,000	11,417

SUMMARY COMPENSATION TABLE FOOTNOTES

(1)	This column includes annual base salary, directors’ fees and committee fees of the Company and its bank subsidiary.

(2)	These columns include amounts elected to be deferred under the Company’s qualified and nonqualified deferred compensation plans.

(3)	Each named executive officer received perquisites and personal benefits in annual amounts below the applicable reporting threshold of the lesser of $50,000 or 10% of the base salary and bonus reported for such year.

(4)	This column includes: (i) the Company’s contributions under its 401(k) Savings Plan, Stock Bonus Plan and related nonqualified deferred compensation plan; (ii) taxable income for life insurance benefits paid by the Company with respect to insurance policies covering the life of each named executive officer; and (iii) amounts paid to the named executive officer with respect to certain life insurance agreements, as set forth in the table below for 2002:

	(i)	(ii)	(iii)
Mr. Heytow	44,863	15,438	44,840
Mr. Rieser	63,647	10,282	44,840
Ms. Bouman	14,938	566	—
Mr. Navolio	14,299	1,656	—
Mr. England	12,405	408	—

(5)	Includes award of annual discretionary bonus to the named executive officer; however, at the election of the Company, payment of two-thirds of the bonus is deferred and is payable in equal increments in the following two years. The deferred amounts are subject to forfeiture upon the executive officer leaving the Company prior to payment.

TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

The Company has entered into Transitional Employment Agreements with certain of its named executive officers. In the event of a change in control of the Company, the Agreements provide for an employment term of three years from the date of the change in control with compensation and benefits at the same level as in effect immediately preceding the change in control. If the executive officer’s employment is involuntarily terminated by the Company or its successor (other than for cause) during the three-year employment term or within six months prior to and in connection with the change in control, or in the event of the executive officer’s resignation under circumstances which constitute a constructive discharge, the executive officer is entitled to continue to receive salary, directors’ fees and bonus payments, and to continue to receive the value of other benefits, for a period of 36 months from the date of such termination of employment. For Messrs. Heytow, Rieser and Paris (the “Senior Executive Officers”), the amount of such continuing salary, directors’ fees and bonus payments will be based upon the level in effect at the time of the change in control, or if greater, termination of employment; but in either event no less than the average of such amounts received during the five-year period prior to the change in control. Salary and bonus continuation payments for the other executive officers will be based on the average of the annual salary and bonus payments received during the five-year period prior to the year in which the change in control occurs. The Agreements also provide for payment of any accrued but unpaid bonuses, continuing access to the Company’s group and executive medical plans after expiration of the 36-month compensation continuation period and continuing indemnification rights. In the event of an executive officer’s death during the 36-month continuation period, the Agreements provide for a lump sum payment equal to the present value of the remaining salary and directors fees, and continuation of bonus payments and certain other benefits to the executive officer’s designated beneficiary.

“Cause” is generally defined in the Agreements as a felony conviction involving an act or acts of dishonesty or breach of trust or the continued and willful failure of the executive officer to substantially perform the officer’s duties under the Agreement. “Constructive discharge” is defined generally to include a breach of the Company’s obligations under the Agreement, a material diminution of the executive officer’s duties and responsibilities, a change of the executive officer’s primary employment location by more than 35 miles from the primary location in effect at the time of the change in control or a significant change in the executive officer’s regularly-scheduled work hours from those in effect at the time of the change in control. In the case of Senior Executive Officers’ voluntary resignations at any time during the first year of the employment term, or in the case of the other executive officers’, voluntary resignation at any time during the first year of the employment term but after the termination or the announcement of the termination of Mr. Rieser’s employment will also constitute resignation under circumstances which constitute a constructive discharge. Salary and bonus continuation payments to those executive officers who are not Senior Executive Officers are subject to reduction to the extent necessary so that no portion of those amounts will be subject to the excise tax imposed under the Internal Revenue Code on payments which may be deemed to be “excess parachute payments”. The compensation and benefits payable to the Senior Executive Officers under the Transitional Employment Agreements will be increased to the extent necessary to gross-up such compensation and benefits, or the compensation and benefits payable under any other plan or program of the Company, to the extent the Senior Executive Officer would be subject to the excise tax upon the receipt thereof.

The Company has also entered into Supplemental Pension Agreements with Messrs. Heytow and Rieser. Under these Agreements, the Company is obligated to provide at a prescribed retirement date, a supplemental pension in the form of a life and 15-year certain annuity based upon a percentage of the executive officer’s final base salary. Mr. Heytow’s retirement date is January 1, 2007 and the percentage of final base salary to be used in determining his benefit is 25%; Mr. Rieser’s retirement date is January 1, 2015 and the percentage of final base salary is 50%. In the event of termination of employment prior to the applicable retirement date, the supplemental pension payable at the retirement date will be prorated based on years of service from October 1994 to the date of his termination of employment. No proration of the amount of the supplemental pension payable is required, however, if the termination of the executive officer’s employment was involuntary (other than for cause) or voluntary following an event that would constitute a constructive discharge as defined in the

Transitional Employment Agreements (without regard to whether or not a change in control has occurred). An actuarially reduced supplemental pension may be paid prior to the applicable retirement date to the executive officer in the event of termination of employment prior to such date.

The Company has entered into Agreements Regarding Post-Employment Restrictive Covenants with Messrs. Heytow, Rieser and Paris, under which the executive officers agree that following termination of employment for any reason other than death, the executive officer will not, for a period of twenty-four months, directly or indirectly solicit any customer of the Company or its affiliates not to do business with the Company or such affiliates or to solicit or encourage any employee of the Company or its affiliates to terminate his or her employment. In addition, the Agreements impose confidentiality obligations on the executive officer. As consideration for the restrictive covenants, the Company is obligated to pay 12 annual payments of $80,000 each to Messrs. Heytow and Rieser and of $25,000 to Mr. Paris.

OPTION GRANTS TABLE

The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2002 to each of the executive officers named in the Summary Compensation Table.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Directors and Employees in Fiscal Year (2)	Exercise of Base Price ($/Sh) (3)	Expiration Date	Grant Date Value ($) (4)
Eugene P. Heytow	15,000	(1)	15.99%	$27.00	1/29/12	$96,150
Richard M. Rieser, Jr.	15,000	(1)	15.99%	27.00	1/29/12	96,150
Rosemarie Bouman	5,000	(1)	5.33%	27.00	1/29/12	32,050
William E. Navolio	5,000	(1)	5.33%	27.00	1/29/12	32,050
Brian C. England	5,000	(1)	5.33%	27.00	1/29/12	32,050
	3,607	(5)	3.84%	27.72	2/7/02	—	(5)

(1)	Represents stock options granted under the Company’s 2001 Stock Incentive Plan. The options were granted for a term of 10 years subject to earlier termination because of death or permanent disability. The options become 33.3% vested for Messrs. Heytow and Rieser and 20% for all other executive officers on the first anniversary date of grant and an additional 33.3% and 20%; respectively, on each subsequent anniversary; however, in the event of a change in control, the options immediately become 100% vested.

(2)	The percentages shown in the table are based on total options granted to directors and employees in 2002 of 93,821 shares of the Company’s Common Stock.

(3)	The exercise price of each stock option was the closing market price of Common Stock on the day preceding the date of grant.

(4)	With the exception for the option granted to Mr. England on February 7, 2002 (as further explained in footnote 5 below), the fair value for these options was estimated at the date of grant (January 29, 2002) using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002: risk-free interest rates of 3.47%; dividend yields of 3.0%; volatility factor of the expected market price of the Company’s Common Stock of 31.2%, and a weighted-average expected life of the option of 6.16 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.

(5)	Represents a one day stock option that was granted to Mr. England under the Company’s 2001 Stock Incentive Plan on February 7, 2002 that immediately became 100% vested and was subsequently exercised by Mr. England on the date of its grant. As then permitted under the Company’s 2001 Stock Incentive Plan, Mr. England paid the exercise price under the option by obtaining a loan from the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND

YEAR-END OPTION VALUES

The following table sets forth the indicated year-end 2002 value and number of unexercised options for each of the executive officers named in the Summary Compensation Table.

				Number of Unexercised Options at December 31, 2002	Value of Unexercised In-the-Money Options at December 31, 2002 (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)		Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)
Eugene P. Heytow	—	—		96,300/25,800	1,802,521/207,686
Richard M. Rieser, Jr.	300	7,035		82,250/25,800	1,471,l33/207,686
Rosemarie Bouman	1,000	24,230		24,740/6,360	479,826/40,951
William E. Navolio	—	—		22,740/6,360	431,926/40,951
Brian C. England	3,607	—	(2)	17,000/12,000	315,970/115,065

(1)	Based on Company’s Common Stock price on December 31, 2002 of $31.42 per share.

(2)	Reflects exercise of one-day option described in footnote 5 to the Option Grants Table above.

FIVE YEAR PERFORMANCE COMPARISON

The graph below provides an indicator of total return performance for the Company’s stock for the past five years as compared with the Center for Research in Security Prices (CRSP) Index for the Nasdaq Stock Market® (U.S. Companies) and a Peer Group, the CRSP Index for NASDAQ Bank Stocks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company’s stock to file initial reports of ownership and reports of changes in ownership of the Company’s stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon the review of copies of such reports furnished to the Company and representations of reporting persons, all reports were timely filed in 2002.

SELECTION OF INDEPENDENT AUDITORS

It is anticipated that the Audit Committee will select KPMG LLP (“KPMG”) as independent auditors for the Company at its April 2003 meeting for the year ending December 31, 2003. If the Audit Committee selects KPMG, the Company will seek ratification of this action at the Annual Meeting. If a firm other than KPMG is selected at the Audit Committee’s April 2003 meeting, no action requesting ratification of such selection will be submitted to the shareholders at the Annual Meeting. An affirmative vote of the holders of a plurality of the shares of Common Stock, present and eligible to vote at the Annual Meeting, will be required for ratification of KPMG as independent auditors for the Company. If selected, representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

Audit Fees

KPMG has billed the Company $62,100, in the aggregate, for professional services rendered by them for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission (the “SEC”) during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

KPMG provided no professional services to the Company of the nature described in Regulation S-X Rule 2-01 (c) (4) (ii) during the fiscal year ended December 31, 2002.

All Other Fees

KPMG has billed the Company $76,954, in the aggregate, for all other services rendered by them, exclusive of those described above under “Audit Fees”, during the fiscal year ended December 31, 2002. This amount includes audit related fees of $16,575 and non-audit related fees of $60,739. Audit related fees include services performed for employee benefits plan audits, registration statements required by the SEC, and other reports required by bank regulatory agencies. Non-audit related fees include special loan review of Oak Brook Bank’s construction loans, accounting consultations, tax return review and tax consultation services.

The Board of Directors recommends ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors.

SHAREHOLDER PROPOSALS

For Inclusion in Proxy Statement

To be considered for inclusion in the Company’s proxy and form of proxy relating to the 2004 Annual Meeting of Shareholders, a stockholder proposal must be received prior to December 3, 2003, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING THE SAME ADDRESS

The Company is delivering a single annual report, proxy statement and 10-K report to any household at which two or more shareholders of the Company reside, unless the Company has received contrary instructions from one or more of the shareholders.

A shareholder may receive separate copies or, if currently receiving multiple copies, request only a single copy of the documents listed above by calling or writing Ms. Diane Hirshberg in our Shareholder Services department. You may contact her by calling toll-free at 800-536-3000 ext. 255, writing to her at First Oak Brook Bancshares, Inc. Shareholder Services, 1400 Sixteenth Street, Oak Brook, Illinois 60523 or e-mail her at dhirshberg@obb.com.

Notice of Business to Be Conducted at an Annual Meeting

Pursuant to the By-laws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The By-laws of the Company provide for an advance notice procedure for a shareholder to properly bring business before an annual meeting. For the 2004 Annual Meeting, the shareholder must give written advance notice to the Secretary of the Company not later than January 2, 2004; provided, however, that in the event that the date of the 2004 Annual Meeting is held before April 2, 2004 or after July 2, 2004, notice by the shareholder will be timely if it is received not later than the close of business on later of (a) 120 days prior to the date of the meeting or (b) the tenth (10th) day following the date on which notice of the annual meeting date was publicly announced. The advance notice by a shareholder must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class, the number of shares of the Company’s capital stock that are beneficially owned by such shareholder, any material interest of such shareholder in the proposed business and whether the shareholder intends to solicit proxies or participate in the solicitation of proxies in support of such proposal. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the United States Securities and Exchange Commission in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors

William E. Navolio

Secretary

Oak Brook, Illinois

April 1, 2003

APPENDIX A

FIRST OAK BROOK BANCSHARES, INC.

AUDIT COMMITTEE CHARTER

Adopted January 28, 2003

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements related thereto.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three nor more than four members. Initially it shall have four members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Independent Directors Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members or to the Committee’s Chairperson, or in his or her absence, the Vice Chairperson, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee, Chair, or Vice Chair, as the case may be, to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter periodically (ordinarily annually) and recommend any proposed changes to the Board for approval. The Audit Committee shall periodically (ordinarily annually) review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the lead audit partner having primary responsibility for the audit whether the national office of the independent auditor was consulted by the Company’s audit team on any issues raised by the auditor or on any matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the senior internal auditing executive.

17.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. (This Section relates to any discovery of illegal acts.)

20.

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct; provided, however, the Independent Directors Committee shall be responsible for the establishment and maintenance of the Code of Business Conduct.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, submission by employees of concerns regarding questionable accounting or auditing matters. The Committee forbids retaliation against any person making a submission to it. The Committee will use its best efforts to protect the confidentiality of any person making a submission to it to the extent practical and consistent with law. But the committee recognizes the anonymity of the submitter may in some cases and at some times, in the search for truth, have to be weighed against the value of permitting the accused to confront the witnesses against them. Thus the Committee cannot guarantee anonymity in all cases and at all times.

22.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, including with respect to Federal, state and local tax matters, and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

COMPENSATION PROGRAM

FOR

BOARD OF DIRECTORS AND COMMITTEE MEMBERS

OF

FIRST OAK BROOK BANCSHARES, INC.

AND

OAK BROOK BANK

Adopted January 28, 2003

1.	First Oak Brook Bancshares, Inc. Board of Directors Fees.

	Director’s annual retainer*	$10,000
	Members’ per meeting fee	$2,500

2.	First Oak Brook Bancshares, Inc. Audit Committee Fees.

	Chair’s annual retainer*	$5,000
	Vice Chair’s annual retainer*	$2,500
	Members’ per meeting fee	$1,000

3.	First Oak Brook Bancshares, Inc. Independent Directors Committee Fees.

	Chair’s annual retainer*	$2,500
	Vice Chair’s annual retainer*	$1,250
	Members’ per meeting fee	$1,000

4.	First Oak Brook Bancshares, Inc. Executive Committee Fees.

	Non-employee Members’ per meeting fee	$1,000
	Employee Members shall not receive compensation

5.	Oak Brook Bank Board of Directors Fees.

	Members’ per meeting fee	$1,000

6.	Oak Brook Bank Audit Committee, Investment Management and Trust Committee, and Directors Loan Committee Fees.

	Non-employee Members’ per meeting fee	$500
	Employee Members shall not receive compensation

First Oak Brook Bancshares, Inc. Audit Committee members also serve on Oak Brook Bank’s Audit Committee. First Oak Brook Bancshares, Inc. Audit Committee members will only receive the higher First Oak Brook Bancshares, Inc. Audit Committee fee when the Audit Committees of First Oak Brook Bancshares, Inc. and Oak Brook Bank meet in joint session.

* All annual retainers are paid in four quarterly installments.

B-1

PROXY

FIRST OAK BROOK BANCSHARES, INC.

1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60523

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of First Oak Brook Bancshares, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Eugene P. Heytow, Frank M. Paris and Richard M. Rieser, Jr., or any one or more of them, each with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Conference Center of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois, 60523, on Tuesday, May 6, 2003 at 10:00 a.m. and at any adjournment thereof, and to vote all the shares of Common Stock of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

1.	The election of three (3) Class I directors of the Company’s Board of Directors.
☐ For All	☐ Withheld For All	☐ For All Except

Nominees: John W. Ballantine, Frank M. Paris and Charles J. Gries

Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Ratification of the appointment of KPMG as independent auditors of the Company.
☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on reverse side)

(Continued from other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR ALL” of the three nominees for director; and “FOR” the ratification of the appointment of KPMG LLP as independent auditors of the Company.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

(Signature if held jointly)

Dated

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED, PREPAID ENVELOPE.